UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 8, 2026

Date of Report (date of earliest event reported)

CARMAX, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-31420	54-1821055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway
Richmond, Virginia	23238
(Address of Principal Executive Offices)	(Zip Code)

(804) 747-0422

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 8, 2026, the CarMax, Inc. (the “Company”) Board of Directors (the “Board”) nominated William C. Cobb and James Kessler (collectively, the “New Directors”) to stand for election as nominees of the Board in the Company’s definitive proxy statement and proxy card for the 2026 Annual Meeting.

Mr. Cobb, age 69, brings more than 30 years of leadership experience in consumer-facing and technology-focused businesses. He has served as Chief Executive Officer of Frontdoor, Inc. since 2022 and has been Chairman of the company’s Board of Directors since 2018. Previously, he served as President and Chief Executive Officer of H&R Block, Inc. from 2011 to 2017, where he was also a Director. Earlier in his career, Mr. Cobb held senior leadership roles at eBay Inc., including President of eBay Marketplaces North America and Senior Vice President and General Manager of eBay International. He also held executive marketing roles at PepsiCo, Inc. and TRICON Global Restaurants, Inc. (n/k/a Yum! Brands, Inc.). Mr. Cobb has served on several public company boards, including Deluxe Corporation, ServiceMaster, Pacific Sunwear of California, Inc., Orbitz Worldwide, Inc., and Och-Ziff Capital Management Group LLC. He holds a bachelor’s degree in economics from the University of Pennsylvania and a Master of Business Administration from Northwestern University’s Kellogg School of Management.

Mr. Kessler, age 53, brings more than 20 years of leadership experience in the automotive industry. He has served as Chief Executive Officer and a Director of RB Global, Inc. since 2023, previously serving as Chief Operating Officer beginning in 2020. Prior to joining RB Global, Mr. Kessler served as President of Emerging Business at Caliber Collision and as Chief Operating Officer of ABRA Auto Body & Glass, where he oversaw the integration of a merger that created the first national collision repair provider in the United States. Earlier in his career, he held senior leadership roles at vRide, City Sports, and Pep Boys. Mr. Kessler holds a bachelor’s degree and a Master of Business Administration from Saint Joseph’s University.

The Board has determined that each of the New Directors qualifies as an independent director under New York Stock Exchange listing standards. There are no family relationships between any New Director and any director or executive officer of the Company or any related party transactions involving any New Director and the Company. Each of the New Directors will participate in our non-employee director compensation program, which currently consists of an annual cash retainer, annual grant of restricted stock units, and related board service fees, as applicable.

A copy of the Company’s press release announcing Mr. Cobb and Mr. Kessler’s nomination is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits	The following exhibit is being furnished pursuant to Item 5.02 above.

Exhibit No.
99.1	Press Release, dated April 9, 2026, issued by CarMax, Inc., entitled “CarMax Announces William Cobb and Jim Kessler to Join the Board”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: April 9, 2026	By:	/s/ John M. Stuckey, III
John M. Stuckey, III
Senior Vice President, General Counsel
and Corporate Secretary